CENTRAL AND SOUTH WEST SERVICES, INC.         Exhibit 2
                          P.O. BOX 21928 TULSA, OKLAHOMA            Page 1 of 3
                        TELEPHONE NUMBER (918) 594 - 2000

           STATEMENT OF PARTICIPATION IN RAIL CAR MAINTENANCE FACILITY
                AT ALLIANCE, NEBRASKA PER SWEPCO - PSO AGREEMENT

                                   AUGUST 1996


A.  NUMBER OF RAIL CARS SERVICED

SWEPCO         385        PSO      235

B.  AMOUNT OF EXPENDITURES:                         SHARED    SWEPCO     PSO

COSTS ASSIGNED 100% TO SWEPCO:

PR4001  Direct Material to SWEPCO Coal Cars              $173,554.96
PR4018  Stores Salvage - SWEPCO                          (117,031.76)
PR4101  Direct Labor to SWEPCO Coal Cars                   22,148.24
PR4104  Direct Labor to Rework SWEPCO Material             16,631.61
PR4202  Ad Valorem Taxes - SWEPCO Coal Cars                     0.00
PR4204  Ad Valorem Taxes - Facility - Direct - SWEPCO         168.00
PR4213  Employee Fringe Benefits - Direct Labor - SWEPCO    9,084.55
PR4230  Payroll Taxes (FICA & UC) - Direct Labor - SWEPCO   3,024.83
PR4238  Depreciation Expense - SWEPCO                      10,665.00
PR4263  Lease - Supplemental Expenses - SWEPCO                  0.00
PR4270  Outside Maintenance of SWEPCO Coal Cars            15,380.24
PR4272  Switching Fees - SWEPCO                             2,268.02
PR4277  Repainting Coal Cars - SWEPCO                           0.00
                                                         -----------

                 Total 100% SWEPCO Costs                 $135,893.69
                                                         ===========


COSTS ASSIGNED 100% TO PSO:

PR4002  Direct Material to PSO Coal Cars                            $161,413.06
PR4015  Inventory Carrying Charges - PSO                               3,109.86
PR4019  Stores Salvage - PSO                                         (83,940.70)
PR4102  Direct Labor to PSO Coal Cars                                 16,212.83
PR4103  Direct Labor to Rework PSO Material                              936.56
PR4205  Ad Valorem Taxes - Facility - Direct - PSO                       101.00
PR4214  Employee Fringe Benefits - Direct Labor - PSO                  4,017.45
PR4231  Payroll Taxes (FICA & UC) - Direct Labor - PSO                 1,337.71
PR4239  Depreciation Expense - PSO                                         0.00
PR4271  Outside Maintenance of PSO Coal Cars                           4,924.07
PR4273  Switching Fees - PSO                                           1,305.12
PR4278  Repainting Coal Cars - PSO                                         0.00
                                                                     ----------

                Total 100% PSO Costs                                $109,416.96
                                                                     ==========

                                                                     Exhibit 2
                                                                    Page 2 of 3


COSTS TO BE SHARED {Ratio of Direct Labor}:         SHARED    SWEPCO     PSO


PR4010  Shop Material                          $4,101.48
PR4011  Small Tools                               399.62
PR4012  Facility Maintenance - Material           621.71
PR4013  Sale of Scrap (Cr.)                    (1,000.00)
PR4016  Switch Engine Operation and
          Maintenance                           2,035.05
PR4017  Equipment Operation and Maintenance     6,805.31
PR4020  Stores Salvage - Joint                      0.00
PR4110  Supervision                             8,635.52
PR4111  Clerical                                3,775.51
PR4112  Training and Safety                        46.83
PR4113  General Shop Labor                      4,227.02
PR4114  Facility Maintenance - Labor           11,444.64
PR4116  Switch Engine Operation and
          Maintenance                           9,693.07
PR4201  Ad Valorem Taxes - Facility             3,087.00
PR4203  Taxes - Other                           1,234.00
PR4206  Data Processing Charges                   574.40
PR4207  General Office Overhead                 1,295.77
PR4210  Employee Activities                        82.32
PR4211  Employee Expenses                       1,877.19
PR4212  Employee Fringe Benefits                9,601.14
PR4215  Employee Sick Benefits                      0.00
PR4220  Injuries and Damages                        0.00
PR4221  Insurance - Liability and Property        269.85
PR4225  Maintenance of Facilities
          (Contracted)                          1,500.00
PR4226  Office Supplies and Expenses            4,414.03
PR4232  Payroll Taxes (FICA & UC) - Other       2,983.06
PR4233  Special Services                            0.00
PR4234  Utilities - Heat, Light, Power and
          Water                                    10.05
PR4235  Utilities - Telephone                     627.18
PR4236  Vehicle Expense                           317.96
PR4237  Depreciation Expense                        0.00
PR4250  Miscellaneous                               0.00
PR4262  Lease - Basic - All Except Coal Cars        0.00
PR4264  Lease - Supplemental Expenses -
          Facility                                  0.00
               Total Costs Shared on Cost Ratio
                  {see computation below} -

                                              ----------  ----------  ----------
     SWEPCO      69.34% PSO        30.66%     $78,659.71  $54,542.64  $24,117.07


           Capital Recovery on Capital Expenditures not
            Covered Under Lease Agreement {Cost Ratio}                  3,334.66
                                                                       ---------


                       TOTAL COSTS FOR THE MONTH         $190,436.33 $136,868.69
                                                         =========== ===========

                                                                    Exhibit 2
                                                                   Page 3 of 3


C. COMPUTATION OF COST RATIO:



101, 104   Direct Labor SWEPCO       $38,779.85     69.34%  SWEPCO

102, 103   Direct Labor PSO           17,149.39     30.66%  PSO
                                     ----------  --------

           Total Direct Labor        $55,929.24    100.00%
                                     ==========  ========